Exhibit (m)(i)(M)

DIREXION SHARES ETF TRUST

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Shares ETF Trust Distribution Plan shall be 0.25 % for the following Funds:

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares

Direxion All Cap Insider Sentiment Shares

Direxion S&P 500® DRRC Index Volatility Response Shares

Direxion Zacks MLP High Income Shares

Direxion iBillionaire Index ETF

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares

Direxion Daily 20+ Year Treasury Bear 1X Shares

Direxion Daily Corporate Bond Bear 1X Shares

Direxion Daily Developed Markets Bear 1X Shares

Direxion Daily Dow 30® Bear 1X Shares

Direxion Daily Emerging Market Bear 1X Shares

Direxion Daily Large Cap Bear 1X Shares

Direxion Daily Municipal Bond Taxable Bear 1X Shares

Direxion Daily Small Cap Bear 1X Shares

Direxion Daily Total Market Bear 1X Shares

Direxion Daily Total Bond Market Bear 1X Shares

Direxion Daily Technology Bear 1X Shares

Actively Managed Funds

Direxion BNP VIX Strategy Shares

Direxion Dynamic Commodity Strategy Shares

Direxion Gold Low Volatility Strategy Shares

LEVERAGED FUNDS

1.25X Funds

Direxion Daily NASDAQ-100® Bull 1.25X Shares	Direxion Daily Russell 1000® Growth Index Bull 1.25X Shares
Direxion Daily Russell 1000® Value Index Bull 1.25X Shares	Direxion Daily S&P 500® Bull 1.25X Shares
Direxion Daily Small Cap Bull 1.25X Shares	Direxion Daily Total Stock Market Bull 1.25X Shares
Direxion Daily FTSE Developed Markets Bull 1.25X Shares	Direxion Daily FTSE Emerging Markets Bull 1.25X Shares
Direxion Daily 7-10 Year Treasury Bull 1.25X Shares	Direxion Daily 20+ Year Treasury Bull 1.25X Shares
Direxion Daily Total Bond Market Bull 1.25X Shares	Direxion Daily Corporate Bond Bull 1.25X Shares
Direxion Daily Mid Cap Bull 1.25X Shares

2X Funds

Direxion Daily S&P 500® Bull 2X Shares	Direxion Daily S&P 500® Bear 2X Shares
Direxion Daily Energy Bull 2X Shares	Direxion Daily Energy Bear 2X Shares
Direxion Daily Gold Miners Bull 2X Shares	Direxion Daily Gold Miners Bear 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares
Direxion Daily Homebuilders Bull 2X Shares	Direxion Daily Homebuilders Bear 2X Shares
Direxion Daily MSCI Frontier Markets 100 Bull 2X Shares	Direxion Daily MSCI Frontier Markets 100 Bear 2X Shares
Direxion Daily Mid Cap Bull 2X Shares	Direxion Daily Mid Cap Bear 2X Shares
Direxion Daily Small Cap Bull 2X Shares	Direxion Daily Small Cap Bull 2X Shares
Direxion Daily 7-10 Year Treasury Bull 2X Shares	Direxion Daily 7-10 Year Treasury Bear 2X Shares
Direxion Daily 20+ Year Treasury Bull 2X Shares	Direxion Daily 20+ Year Treasury Bear 2X Shares

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares	Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily Basic Materials Bull 3X Shares
Direxion Daily Brazil Bull 3X Shares	Direxion Daily Brazil Bear 3X Shares
Direxion Daily FTSE China Bull 3X Shares	Direxion Daily FTSE China Bear 3X Shares
Direxion Daily Clean Energy Bull 3X Shares	Direxion Daily Clean Energy Bear 3X Shares
Direxion Daily Corporate Bond Bull 3X Shares	Direxion Daily Corporate Bond Bear 3X Shares
Direxion Daily Developed Markets Bull 3X Shares	Direxion Daily Developed Markets Bear 3X Shares

Direxion Daily Emerging Markets Bull 3X Shares	Direxion Daily Emerging Markets Bear 3X Shares
Direxion Daily Energy Bull 3X Shares	Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bull 3X Shares	Direxion Daily Financial Bear 3X Shares
Direxion Daily Gold Miners Bull 3X Shares	Direxion Daily Gold Miners Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily High Yield Bull 3X Shares	Direxion Daily High Yield Bear 3X Shares
Direxion Daily India Bull 3X Shares
Direxion Daily Latin America Bull 3X Shares
Direxion Daily Mid Cap Bull 3X Shares	Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily Municipal Bond Taxable Bull 3X Shares
Direxion Daily Natural Gas Related Bull 3X Shares	Direxion Daily Natural Gas Related Bear 3X Shares
Direxion Daily Real Estate Bull 3X Shares	Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Regional Banks Bear 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily Russia Bull 3X Shares	Direxion Daily Russia Bear 3X Shares
Direxion Daily S&P 500® Bull 3X Shares	Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares	Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares	Direxion Daily Small Cap Bear 3X Shares
Direxion Daily South Korea Bull 3X Shares	Direxion Daily South Korea Bear 3X Shares
Direxion Daily Technology Bull 3X Shares	Direxion Daily Technology Bear 3X Shares
Direxion Daily TIPs Bull 3X Shares	Direxion Daily TIPs Bear 3X Shares
Direxion Daily Total Bond Market Bull 3X Shares
Direxion Daily Total Market Bull 3X Shares	Direxion Daily Total Market Bear 3X Shares
Direxion Daily Junior Gold Miners Index Bull 3X Shares	Direxion Daily Junior Gold Miners Index Bear 3X Shares
Direxion Daily Silver Miners Bull 3X Shares	Direxion Daily Silver Miners Bear 3X Shares
Direxion Daily FTSE Europe Bull 3X Shares	Direxion Daily FTSE Europe Bear 3X Shares
Direxion Daily Japan Bull 3X Shares	Direxion Daily Japan Bear 3X Shares
Direxion Daily China A Share Bull 3X Shares
Direxion Daily MSCI European Financial Bull 3X Shares	Direxion Daily MSCI European Financial Bear 3X Shares
Direxion Daily Homebuilders Bull 3X Shares	Direxion Daily Homebuilders Bear 3X Shares
Direxion Daily European Emerging Market Debt Bull 3X Shares	Direxion Daily European Emerging Market Debt Bear 3X Shares
Direxion Daily Euro STOXX 50 Bull 3X Shares	Direxion Daily Euro STOXX 50 Bear 3X Shares

Up to 0.25% of average daily net assets.

Last Updated: August 13, 2014